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Exhibit 99.i(2)

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


 TEL (212) 715-9100                                         47, Avenue Hoche
 FAX (212) 715-8000                                            75008 Paris
                                                                 France

                                February 25, 2002






Managed Municipal Fund, Inc.
535 Madison Avenue, 30th Floor
New York, New York  10022

                      Re:  Managed Municipal Fund, Inc.
                           Post-Effective Amendment No. 16
                           File No. 33-32819; ICA No. 811-6023
                           -----------------------------------


Gentlemen:

         We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 16 to Registration Statement No. 33-32819 on Form N-1A.


                                      Very truly yours,

                                      /s/ Kramer Levin Naftalis & Frankel LLP


















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